Exhibit 1.2

PRICING AGREEMENT

April 10, 2008

Name(s) of Representative(s)

As Representatives of the several

Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

MONSANTO COMPANY, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 10, 2008 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus and the Time of Sale Information in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus and the Time of Sale Information (each as therein defined), and also a representation and warranty of the date of this Pricing Agreement in relation to the Prospectus and the Time of Sale Information relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II thereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

Schedule III hereto sets forth the Free Writing Prospectuses, if any, included in the Time of Sale Information.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

MONSANTO COMPANY

By:	/s/ Robert A. Paley
Name: Robert A. Paley
Title: Vice President & Treasurer

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

GOLDMAN, SACHS & CO.

J.P. MORGAN SECURITIES INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

GREENWICH CAPITAL MARKETS, INC.

By:  CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

By:   J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

On behalf of each themselves and

each of the other Underwriters

SCHEDULE I

Underwriter	Principal Amount of Notes due 2018	Principal Amount of Notes due 2038
Citigroup Global Markets Inc.	$ 55,200,000	$ 46,000,000
Goldman, Sachs & Co.	55,200,000	46,000,000
J.P. Morgan Securities Inc.	55,200,000	46,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	55,200,000	46,000,000
Greenwich Capital Markets, Inc.	19,890,000	16,575,000
Banc of America Securities LLC	8,250,000	6,875,000
Barclays Capital Inc.	8,250,000	6,875,000
Lazard Capital Markets LLC	8,250,000	6,875,000
Calyon Securities (USA) Inc.	5,820,000	4,850,000
KBC Financial Products USA Inc.	5,820,000	4,850,000
Fifth Third Securities, Inc.	3,360,000	2,800,000
BNY Capital Markets, Inc.	3,360,000	2,800,000
The Williams Capital Group, L.P.	3,360,000	2,800,000
Santander Investment Securities Inc.	3,360,000	2,800,000
SG Americas Securities, LLC	3,360,000	2,800,000
HVB Capital Markets, Inc.	3,060,000	2,550,000
Rabo Securities USA, Inc.	3,060,000	2,550,000

Total	$300,000,000	$250,000,000

SCHEDULE II

Title of Designated Securities:	5.125% Notes due 2018
Aggregate Principal Amount:	$300,000,000
Price to Public:	99.675% of the principal amount of the Designated Securities, plus accrued interest from April 15, 2008.
Purchase Price by Underwriters:	99.025% of the principal amount of the Designated Securities, plus accrued interest from April 15, 2008.
Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery.

Maturity:	April 15, 2018
Interest Rate:	5.125%
Interest Payment Dates	April 15 and October 15, commencing October 15, 2008
Record Dates	April 1 and October 1, immediately preceding the Interest Payment Dates
Redemption Provisions:	Make-Whole T+25 basis points
Time of Delivery:	April 15, 2008
Closing Location:	Mayer Brown LLP, 71 S. Wacker, Chicago, IL 60606
Names and Addresses of Designated Representatives	Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 J.P. Morgan Securities Inc. 270 Park Avenue New York, NY 10172
Address for Notices, etc.	Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 J.P. Morgan Securities Inc. 270 Park Avenue New York, NY 10172

Title of Designated Securities:	5.875% Notes due 2038
Aggregate Principal Amount:	$250,000,000
Price to Public:	98.530% of the principal amount of the Designated Securities, plus accrued interest from April 15, 2008.
Purchase Price by Underwriters:	97.655% of the principal amount of the Designated Securities, plus accrued interest from April 15, 2008.
Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery.

Maturity:	April 15, 2038
Interest Rate:	5.875%
Interest Payment Dates	April 15 and October 15, commencing October 15, 2008
Record Dates	April 1 and October 1, immediately preceding the Interest Payment Dates
Redemption Provisions:	Make-Whole T+25 basis points
Time of Delivery:	April 15, 2008
Closing Location:	Mayer Brown LLP, 71 S. Wacker, Chicago, IL 60606
Names and Addresses of Representatives	Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 J.P. Morgan Securities Inc. 270 Park Avenue New York, NY 10172
Address for Notices, etc.	Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 J.P. Morgan Securities Inc. 270 Park Avenue New York, NY 10172

SCHEDULE III

Time of Sale Information

None

SCHEDULE IV

Form for Pricing Term Sheet

$550,000,000

Monsanto Company

$300,000,000 5.125% Senior Notes due 2018

$250,000,000 5.875% Senior Notes due 2038

Pricing Term Sheet

5.125% Senior Notes due 2018

Issuer:	Monsanto Company
Ratings (Moody’s/S&P/Fitch):	A2/A/A
Format	SEC Registered
Ranking	Senior Unsecured
Size:	$300,000,000
Trade Date:	April 10, 2008
Settlement Date:	T+3; April 15, 2008
Maturity:	April 15, 2018
Interest Payment Dates:	April 15 and October 15, commencing October 15, 2008
Benchmark Treasury:	UST 3.50% due February 15, 2018
Benchmark Treasury Price and Yield:	99.27+; 3.517%
Spread to Benchmark Treasury:	165 basis points
Yield to Maturity:	5.167%
Coupon:	5.125%
Day Count:	30/360
Public Offering Price:	99.675%
Redemption Provisions:	Make-Whole T+25 basis points
Bookrunners:	Citigroup Global Markets Inc. Goldman, Sachs & Co. J.P. Morgan Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Greenwich Capital Markets, Inc.
Co-Managers:

Banc of America Securities LLC
Barclays Capital Inc.

BNY Capital Markets, Inc.

Calyon Securities (USA) Inc.

Fifth Third Securities, Inc.

HVB Capital Markets, Inc.

KBC Financial Products USA Inc.

Lazard Capital Markets LLC

Rabo Securities USA, Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

The Williams Capital Group, L.P.

CUSIP:	61166W AF 8

5.875% Senior Notes due 2038

Issuer:	Monsanto Company
Ratings (Moody’s/S&P/Fitch):	A2/A/A
Format	SEC Registered
Ranking	Senior Unsecured
Size:	$250,000,000
Trade Date:	April 10, 2008
Settlement Date:	T+3; April 15, 2008
Maturity:	April 15, 2038
Interest Payment Dates:	April 15 and October 15, commencing October 15, 2008
Benchmark Treasury:	UST 5.00% due May 15, 2037
Benchmark Treasury Price and Yield:	111.0; 4.331%
Spread to Benchmark Treasury:	165 basis points
Yield to Maturity:	5.981%
Coupon:	5.875%
Day Count:	30/360
Public Offering Price:	98.53%
Redemption Provisions:	Make-Whole T+25 basis points
Bookrunners:	Citigroup Global Markets Inc. Goldman, Sachs & Co. J.P. Morgan Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Greenwich Capital Markets, Inc.
Co-Managers:

Banc of America Securities LLC
Barclays Capital Inc.

BNY Capital Markets, Inc.

Calyon Securities (USA) Inc.

Fifth Third Securities, Inc.

HVB Capital Markets, Inc.

KBC Financial Products USA Inc.

Lazard Capital Markets LLC

Rabo Securities USA, Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

The Williams Capital Group, L.P.

CUSIP:	61166W AG 6

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. (toll free) at 1-877-858-5407, Goldman, Sachs & Co. (toll-free) at 1-866-471-2526, J.P. Morgan Securities Inc. (collect) at (212) 834-4533 or Merrill Lynch & Co. at (toll-free) at 1-866-500-5408

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